EXHIBIT 10.06


                     EMPLOYMENT AGREEMENT OF ARVIND DHARIA

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                              EMPLOYMENT AGREEMENT

         EMPLOYMENT AGREEMENT, dated as of January 1, 1998 by and between STEVEN MADDEN, LTD., a New York corporation with offices at 52-16 Barnett Avenue, Long Island City, N.Y. 11104 (the "Company"), and ARVIND DHARIA, an individual residing at 1001 Fifth Avenue, New Hyde Park, NY 11040 (the " Executive").

                              W I T N E S S E T H
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         WHEREAS, the Company desires to secure the continued services of
Executive upon the terms and condition hereinafter set forth; and

         WHEREAS, Executive desires to continue to render services to the Company upon the terms and conditions herein set forth.

         NOW, THEREFORE, the parties mutually agree as follows;

         SECTION 1. EMPLOYMENT. The Company hereby employs Executive and Executive hereby accepts such employment, as an executive of the Company, subject to the terms and conditions set forth in this Agreement.

         SECTION 2. DUTIES. Executive shall serve as the Company's Chief Financial Officer until such time as the Company hires an individual in such capacity and thereafter, Executive shall for the remainder of the Term (as hereinafter defined) serve as the Treasurer and Controller of the Company. The Executive shall perform such duties as may reasonably be assigned to him from time to time by the Chief Executive Officer of the Company. During the term of this Agreement, Executive shall devote all of his business time to the performance of his duties hereunder unless otherwise authorized by the Board of Directors.

         SECTION 3. TERM OF EMPLOYMENT. The term of Executive's employment, unless sooner terminated in accordance with the provisions set forth herein, shall be for a period of four (4) years commencing January 1, 1998 (the "Term"). The terms of this Agreement shall be automatically extended for one additional term of one year unless either parties notifies the other in writing by certified mail return receipt requested at least 90 days prior to the expiration of the Term, of its, intention not to extend the Term. If the Executive advises the Company of his intent not to extend the Term in writing by certified mail return receipt requested, he shall not be entitled to any additional compensation. [However, if the Company advises the Executive of its intent not to extend the Term (other than for Cause or Total Disability solely as set forth in Sections 5 and 6), then Executive shall be entitled to receive severance compensation equal to the then applicable Base Salary for three month period commencing on the expiration of the Term, to be paid in accordance with the Company's customary payroll practices, as long as Executive continues to be in compliance with Section 8 hereof.]

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         SECTION 4.1   SALARY. The Company shall pay to Executive a base salary
of One Hundred and Forty Thousand Dollars ($140,000) per annum, subject to increases in accordance with the terms of the last sentence of this Section 4.1 (the "Base Salary"), less such deductions as shall be required to be withheld by applicable law and regulations. All salaries payable to Executive shall be paid at such regular weekly, biweekly or semi-monthly time or times as the Company make payment of its regular payroll in the regular course of business. Commencing on the third anniversary of the date hereof, and on each anniversary thereafter during the Term, the Base Salary shall be increased by 10% of the then Base Salary.

         SECTION 4.2 BONUSES. Subject to the approval of the Company's 1998 Stock Plan by the stockholders of the Company, the Executive shall receive an option to purchase 25,000 shares of Common Stock on June 30 of each year during the Term. The options comprising the option shall vest quarterly (6,250 shares) over a one (1) year period commencing on June 30, 1998 and be exercisable at a price equal to the average closing bid price of the Company's shares of Common Stock on June 30. The Company agrees to reserve under a stock plan approved by its stockholders 100,000 shares of the Company's Common Stock for issuance upon the exercise of such option. The Company shall use its best efforts to obtain approval by the Company's stockholders of the 1998 Stock Plan so that the Company may lawfully issue the options contemplated by this Section 4.2.

         SECTION 4.3 AUTOMOBILE ALLOWANCE. The Company shall, at the direction of Executive, either reimburse Executive for, or directly pay the cost of, the use of an automobile during the Term and all usual expenditures in connection therewith; i.e. fuel, insurance, parking, customary maintenance and repairs, etc. in an amount not to exceed $500 per month.

         SECTION 4.4 BENEFITS. Executive shall be entitled to participate in such pension, profit sharing, group insurance, options plans, hospitalization, and group health and benefit plans and all other benefits and plans as the Company provides to its senior Executives except current benefits and plans may not be removed or altered to the determent of Executive.

         SECTION 5     TERMINATION.

         SECTION 5.1 DEATH. This Agreement shall terminate upon the death of Executive; provided however, that the Company shall continue to pay to the estate of Executive the salary and all other benefit as set forth herein for the twelve (12) months period immediately subsequent to the date of Executive's death.

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         SECTION 5.2   TERMINATION DUE TO TOTAL DISABILITY.

                       Resignation. In the event Executive is discharged due to his "Total Disability" (as those terms are defined below) or in the event Executive resigns, then upon such occurrence, this Agreement shall be deemed terminated and the Company shall be released from all obligations to Executive with respect to this Agreement, except obligations accrued prior to such termination date and as provided herein.

         SECTION 5.3 "FOR CAUSE". As used herein, the term "For Cause" shall only mean: (i) a deliberate and intentional breach by Executive of a substantial and material duty and responsibility under the Agreement that results in material harm to the Company unless such breach is committed with reasonable belief that such breach was not contrary to the best interests of the Company, and is not remedied, if capable of being remedied, within thirty (30) days after receipt of written notice by certified mail return receipt requested from the Company specifying such breach; or (ii) Executive's plea of guilty or nolo contendere to, or conviction of, a felony, which conviction or plea causes material damage to the reputation or financial position of the Company.

         In the event that the Executive is discharged for Cause, then upon such occurrence, this Agreement shall be deemed terminated and the Company shall be released from all obligations to the Executive with respect to this Agreement, except obligations which accrue prior to such termination date and as provided herein.

         SECTION 5.4 TERMINATION OTHER THAN FOR TOTAL DISABILITY. In the event Executive is discharged other than for Cause or due to his "Total Disability", then such termination shall only be effective if he receives written notice thereof by certified mail return receipt requested which notice properly sets forth the Company's agreement to pay to Executive the balance of his benefit including salary that would have been paid by the Company pursuant to this Agreement, over the full Term of the Agreement if the Company had not terminated this Agreement. Such amount shall be payable in two (2) installment as follows (i) Fifty (50%) percent on January 1 immediately following such termination and the balance of fifty (50%) percent one year after.

         SECTION 5.5   TERMINATION UPON CHANGE OF CONTROL.

         (a) If a Change of Control (as defined below) occurs without the Executive's prior written consent, the Executive shall have the right to terminate this Agreement. At least ten (10) days prior to any such proposed Change of Control, the Company shall notify Executive of its intention to effect such Change of Control, and the Executive shall thereupon have five (5) days from the actual receipt of such notice to give notice of his intention to terminate this Agreement in the event of the Change of Control. If, notwithstanding such notice by the Executive, the Company proceeds with such Change of Control, this Agreement shall be deemed terminated as of the effective date of the event constituting the Change of Control and the Executive shall receive in cash, within ten (10) days of termination, (i) any compensation accrued and unpaid pursuant to Section 4 of this Agreement, (ii) an amount equal to the balance of Executive's salary that would have been paid by the Company pursuant to Section 4.1 hereof over the full Term of this Agreement as if the Agreement had not been terminated, (iii) an amount equal to Executive's bonus,

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if any, for the preceding 12-month period ended December 31, multiplied by the remaining years (including any fractional years) left under this Agreement since the date such bonus was determined by the Board of Directors plus (iv) an amount equal to $200,000 as severance under this Agreement. In the event that any payment (or portion thereof) to the Executive under this Section 5.5 is determined to constitute an "excess parachute payment," under Sections 28OG and 4999 of the Internal Revenue Code of 1986, as amended, the following calculations shall be made:

                  (i) The after-tax value to the Executive of the payments under this Section 5.5 without any reduction; and

                  (ii) The after-tax value to the Executive of the payments under this Section 5.5 as reduced to the maximum amount (the "Maximum Amount") which may be paid to the Executive without a portion of the payments constituting an "excess parachute payment".

                  If, after applying the agreed upon calculations set forth above, it is determined that the after-tax value determined under clause (ii) above is greater than the after-tax value determined under clause (i) above, the payments to Executive under this Section 5.5 shall be reduced to the Maximum Amount.

         (b) If a Change of Control occurs, regardless of whether the Executive has consented to such Change of Control, Executive shall have the right to resign.

         SECTION 5.6 "CHANGE OF CONTROL". As used herein, the term "Change of Control" shall mean:

         (a) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934. as amended (the "Exchange Act"), and as used in Section 13(d) and 14(d) thereof. including a "group" as defined in Section 13(d) of the Exchange Act, but excluding the Company or any subsidiary or any affiliate of the Company or any employee benefit plan sponsored or maintained by the Company or any subsidiary of the Company (including any trustee of such plan acting as trustee). becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or

         (b) When, during any period of twenty-four (24) consecutive months, the individuals who, at the beginning of such period, constitute the Board of Directors (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or through the operation of this proviso; or

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         (c) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary or an affiliate of the Company through purchase of assets, or by merger, or otherwise.

         SECTION 6     DISABILITY

         SECTION 6.1 TOTAL DISABILITY. In the event that after Executive has failed to have performed his regular and customary duties for a period of ninety
(90) consecutive days or for any one hundred and eighty (180) days out of any three hundred and sixty (360) days period. And before Executive has become "Rehabilitated" (as herein below defined) a majority of the members of the Board of Directors of the Company, exclusive of Executive may vote to determine that Executive is mentally or physically incapable or unable to continue to perform such regular and customary duties of employment and upon the date of written notice to Executive by certified mail return receipt requested of such majority vote, Executive shall be deemed to be suffering from a "Total Disability". As used herein, the term "Rehabilitated" shall mean such time as Executive is willing, able and commences to devote his time and energies to the affairs of the Company to a reasonable extent and in a similar manner that he did prior to this disability.

         SECTION 6.2 PAYMENT DURING DISABILITY. In the event Executive is unable to perform his duties hereunder by reason of a disability, prior to the time such disability is deemed by a Total Disability in accordance with the provisions of Section 6.1 above, the Company shall continue to pay Executive his benefit including salary pursuant to this Agreement for the twelve (12) month period immediately subsequent to the date of determination of Total Disability.

         SECTION 7. VACATION. Executive shall be entitled to a vacation for four (4) weeks per year during which period all benefits including salary shall be paid in full. Executive shall take his vacation at such time as Executive and the Company shall determine is mutually convenient said vacation shall be cumulative or taken in extra pay.

         SECTION 8. DISCLOSURE OF CONFIDENTIAL INFORMATION. Executive recognizes that he has had and will continue to have access to secret and confidential information regarding the Company, including but not limited to its customer list, products, know-how, and business plans. Executive acknowledges that such information is of great value to the Company, is the sole property of the Company, and has been and will be acquired by him in confidence. In consideration of the obligations undertaken by the Company herein, Executive will not, at any time, during his employment hereunder, reveal, divulge or make known to any person, any information concerning the Company acquired by Executive during the course of his employment, which is treated as confidential by the Company. Provided same is not otherwise in the public domain or information that Executive could have and did learned separate and apart from his duties set forth herein, provided said information would not be detrimental to the Company this provision shall survive Executive's employment hereunder for a period of six months.

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         SECTION 9.1   ASSIGNMENTS. Neither Executive nor the Company may assign
or delegate any of their rights or duties under this Agreement without the express written consent of the other.

         SECTION 9.2 ENTIRE AGREEMENT. This Agreement constitutes and embodies the full and complete understanding and agreement of the parties with respect to Executive's employment by the Company, supersedes all prior understanding and agreements, whether oral or written, between Executive and the Company, including by not limited to the prior Employment Agreement, and shall not be amended, modified or changed except by an instrument in writing executed by the party to be charged. The invalidity of one or more provisions of this Agreement shall not invalidate any other provision of this Agreement. No waiver by either party of any provision or condition to be performed shall be deemed a waiver of similar or dissimilar provisions or conditions at the same time or any prior or subsequent time.

         SECTION 9.3 BINDING EFFECT. This Agreement shall inure to the benefit of, be binding upon and enforceable against, the parties hereto and their respective successors, heirs, beneficiaries and permitted assigns.

         SECTION 9.4 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not affect any way the meaning or interpretation of this Agreement.

         SECTION 9.5 NOTICES. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered, sent by registered or certified mail, return receipt requested, postage prepaid or by private overnight mail service (e.g. Federal Express) to the party at the address set forth above or to such other address as either party may hereafter given notice of accordance with provision hereof. Notice shall be deemed given on the sooner of the date actually received or the third business day after sending.

         SECTION 9.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to such State's conflicts of laws provisions and each of the parties hereto irrevocably consents to the jurisdiction and venue of the federal and state courts located in the Sate of New York, County of New York.

         SECTION 9.7 COUNTERPARTS. This Agreement may be executed simultaneously into two or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one of the same instrument.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                        STEVEN MADDEN, LTD.


                                        By: /s/ STEVEN MADDEN
                                            ------------------------------------
                                            Name:  Steven Madden
                                            Title: Chief Executive Officer and
                                                   President


                                            /s/ ARVIND DHARIA
                                            ------------------------------------
                                            Arvind Dharia

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